UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 30, 2009
TOR Minerals International, Inc. (Exact Name of Registrant as Specified in Its Charter) Delaware (State or Other Jurisdiction of Incorporation)
0-17321 (Commission File Number) 722 Burleson Street Corpus Christi, Texas (Address of Principal Executive Offices)	74-2081929 (IRS Employer Identification No.) 78402 (Zip Code)
(361) 883-5591 (Registrant's Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended US Credit Agreement with Bank of America:

On April 30, 2009, TOR Minerals International, Inc. (the "Company", "Borrower") amended its current Credit Agreement with Bank of America, N.A. (the "Bank").  As reported in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2009, on March 5, 2009, the Bank notified the Company of its decision to terminate the existing Credit Agreement with the Company and require the Company to pay off all outstanding indebtedness to the Bank by April 1, 2009.  Under the terms of an  amendment and forbearance agreement (the "Credit Agreement Amendment") entered into on April 30, 2009, the maturity date for the Company's Credit Agreement was extended from April 1, 2009 to October 1, 2009.

The Company's Credit Agreement with the Bank consists of the following:

•         Line of Credit, secured by the accounts receivable and inventory of the Company's US operation, in the amount of $2,500,000 of which $1,850,000 was outstanding at April 30, 2009;

•         Real Estate Term Loan, secured by the real estate of the Company's US operation, in the amount of $539,000; and

•         Term Loan, secured by the property, plant, equipment, accounts receivable and inventory of the Company's US operation, in the amount of $308,333.

Under the terms of the Credit Agreement Amendment, the stated maturity of all debt arising under the Credit Agreement is October 1, 2009, at which time all the debt becomes due and payable.  Provided the Company complies with the terms of the Credit Agreement, as amended, the Bank has agreed to forebear the exercise of its rights and remedies under the Credit Agreement that arose by reason of certain defaults occurring prior to such amendments.

In addition, in accordance with the Credit Agreement Amendment,   amendments were made to the Credit Agreement to modify the financial ratios required to be maintained by the Company, as follows:

1.        The Company's  ratio of current assets to current liabilities has been modified to change the current ratio from  previously requiring current assets to current liabilities from at least 1.7 to 1.0 to now requiring a ratio of current assets to current liabilities of at least 1.0 to 1.0.

2.         The fixed charge coverage ratio previously required the Company to maintain a fixed charge coverage ratio of 1.25 to 1.0, and the fixed charge coverage ratio has been amended to read as follows:

"Fixed Charge Coverage Ratio.  Borrower agrees to maintain a Fixed Charge Coverage Ratio, on the basis of its US operations, of at least 0.85 to 1.0.  "Fixed Charge Coverage Ratio" means the ratio of (a) the sum of EBITDA minus the sum of taxes, dividends and maintenance capital expenditures, to (b) the sum of interest expense, the current portion of long term debt (excluding any balloon principal payment due to Lender on October 1, 2009), and the current portion of capitalized lease obligations."

3.        The provisions of the Credit Agreement requiring the Company to maintain a specified ratio of funded debt to its earnings before interest, taxes, depreciation and amortization has been eliminated.

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In consideration of the agreements with the Bank contained  in the amendment, the Company has agreed to use all proceeds in excess of $1 million that it receives on or after May 1, 2009 from the issuance of any of its capital stock, from capital contributions in respect of its capital stock, from the issuance of Debentures or from the incurrence of permitted subordinated indebtedness (as defined in the Credit Agreement) to prepay the loans and other obligations under the Credit Agreement, in such order and in such manner as the Bank may elect in its sole discretion.

The Company is working to establish a corporate lending relationship with a new financial institution for the Company's US operations prior to October 1, 2009, the revised maturity date under the Credit Agreement, to permit the Company to refinance its outstanding debt with the Bank prior to its stated maturity.  In addition, the Company's Board of Directors has authorized the issuance of up to $4 million of Convertible Subordinated Debentures (the "Debentures") for the purpose of refinancing its debt to the Bank and general corporate purposes.  However, there can be no assurance that the Company will be able to successfully refinance the debt or sell any material part of the Debentures.  If the Company is unable to refinance the debt due to the Bank prior to its stated maturity or if the Company defaults under the terms of the Credit Agreements prior to its stated maturity and the Bank were to accelerate the maturity of such indebtedness, the Company does not have sufficient liquidity to pay off the indebtedness owed to the Bank, and the Bank would be entitled to exercise all of its rights and remedies as a secured lender under the Credit Agreement.

Issuance of Convertible Subordinated Debentures:

The Company entered into subscription agreements on May 4, 2009, pursuant to which it sold Units (the "Units") to certain of its related parties, each Unit consisting of an aggregate principal amount of $25,000 of its six-percent (6%) Convertible Subordinated Debentures, due May 4, 2016. The Company received gross proceeds of $1 million from its sale of the Units.  The Debentures are subordinated in right of payment to the prior payment of the Company's indebtedness due to the Bank, as described below.

The Debentures comprising a Unit are convertible into 47,170 shares (the "Debenture Shares") of the Company's common stock, par value $0.25 per share (the "Common Stock"), subject to adjustments for certain events, at an initial conversion price of $0.53 per share.  The closing bid price of the Common Stock on the NASDAQ Capital Market on the trading day immediately preceding the date of the Debentures was $0.29 per share.

In addition, the Company also issued to each subscriber of a Unit warrants (the "Warrants" and together with the Debentures, the "Securities") to purchase 47,170 shares of Common Stock.  The Warrants may be exercised in whole or in part at any time or from time to time only after the Company obtains shareholder approval for the issuance of shares upon exercise of the Warrant and on or before the seven year anniversary of the date hereof, unless otherwise extended.  If such shareholder approval is not obtained, the Warrant shall remain non-exercisable.  The initial exercise price of the Warrants is $0.53.

The Securities were issued to the following:

•         20 Units - Issued to the Company's Chairman, Bernard Paulson, a 21.4% shareholder, through Paulson Ranch, Ltd., for an aggregate purchase price of $500,000;

•         10 Units - Issued to the Company's Director, David Hartman, an 11.1% shareholder, through the D and CH Trust, for an aggregate purchase price of $250,000; and

•         10 Units - Issued to the Company's Director, Douglas Hartman, an 11.1% shareholder, through the Douglas MacDonald Hartman Family Irrevocable Trust, for an aggregate purchase price of $250,000.

The Company will pay interest on the Debentures at the per annum rate of 6%, which will be paid quarterly.  The Company will make annual payments of principal beginning May 4, 2012 in the amount of one-sixteenth of the original principal amount of the Debentures, with the remaining outstanding principal balance and all accrued and unpaid interest to be paid on May 4, 2016, the maturity date of the Debentures.  The Company may prepay the Debentures, in whole or in part, upon 30 days prior notice to the holders thereof if certain conditions are satisfied.

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Subordination Agreement:

The Company executed a subordination agreement (the "Subordination Agreement"), effective May 4, 2009, by and among Paulson Ranch, Ltd., a Texas limited partnership ("PRL"), David A. Hartman, as trustee of The D and CH Trust, a trust organized under the laws of the State of Texas ("DCH"), Douglas M. Hartman, as trustee of The Douglas MacDonald Hartman Family Irrevocable Trust, a trust organized under the laws of the State of Texas ("DMH" and collectively, with PRL and DCH, the "Subordinated Lenders" and each a "Subordinated Lender") each of which is a purchaser of the Units described above, and the Bank.

Under the terms of the Subordination Agreement, any payment or distribution in respect of the Debentures is and shall be expressly junior and subordinated in right of payment to all amounts due and owing to the Bank from time to time, and the Subordinated Lenders may not receive or accept any payment with respect to the Debentures.  However, if no default exists under the Credit Agreement, the Company may pay, and the Subordinated Lenders may receive, regularly scheduled payments of interest in respect of the Debentures, in each case as set out in the Debentures on the date of the Agreement.  In addition, the Debentures shall be unsecured in all respects and the Company may not incur, grant, or permit to exist any liens on any of its assets to secure all or any portion of the Debentures.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See our discussion in Item 1.01 with respect to the Company's amended Credit Agreement with Bank of America and the Company's issuance of its 6% Convertible Subordinated Debentures due May 4, 2009, which is incorporated herein by reference.

ITEM 3.02             UNREGISTERED SALES OF EQUITY SECURITIES.

See our discussion in Item 1.01 with respect to the Company's issuance of 6% Convertible Subordinated Debentures due May 4, 2016 and the Warrants, which is incorporated herein by reference.  The Securities were issued in reliance on the exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, based on the private sale of the Securities to "accredited investors" (as such term is defined under Regulation D).

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ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired. Not applicable.
(b)	Pro Forma Financial Information. Not applicable.
(c)	Shell company transaction Not applicable
(d)	Exhibits. The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-B:
	Exhibit Number	Description
	10.1	Eight Amendment to Second Amended and Restated Loan Agreement and Forbearance Agreement
	10.2	Form of Subscription Agreement, Paulson Ranch, Ltd.
	10.3	Form of 6% Convertible Subordinated Debenture, Paulson Ranch, Ltd.
	10.4	Form of Warrant, Paulson Ranch, Ltd.
	10.5	Form of Subscription Agreement, D and CH Trust
	10.6	Form of 6% Convertible Subordinated Debenture, D and CH Trust
	10.7	Form of Warrant, D and CH Trust
	10.8	Form of Subscription Agreement, Douglas MacDonald Hartman Family Irrevocable Trust
	10.9	Form of 6% Convertible Subordinated Debenture, Douglas MacDonald Hartman Family Irrevocable Trust
	10.10	Form of Warrant, Douglas MacDonald Hartman Family Irrevocable Trust
	10.11	Subordination Agreement
	99.1	Press Release issued May 6, 2009 announcing the amendment to the loan agreement and the sale of convertible subordinated debentures

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOR MINERALS INTERNATIONAL, INC. _____________________ (Registrant)

Date: May 6, 2009		/s/ BARBARA RUSSELL
Barbara Russell Acting Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Eight Amendment to Second Amended and Restated Loan Agreement and Forbearance Agreement
10.2	Form of Subscription Agreement, Paulson Ranch, Ltd.
10.3	Form of 6% Convertible Subordinated Debenture, Paulson Ranch, Ltd.
10.4	Form of Warrant, Paulson Ranch, Ltd.
10.5	Form of Subscription Agreement, D and CH Trust
10.6	Form of 6% Convertible Subordinated Debenture, D and CH Trust
10.7	Form of Warrant, D and CH Trust
10.8	Form of Subscription Agreement, Douglas MacDonald Hartman Family Irrevocable Trust
10.9	Form of 6% Convertible Subordinated Debenture, Douglas MacDonald Hartman Family Irrevocable Trust
10.10	Form of Warrant, Douglas MacDonald Hartman Family Irrevocable Trust
10.11	Subordination Agreement
99.1	Press Release issued May 6, 2009 announcing the amendment to the loan agreement and the sale of convertible subordinated debentures
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